Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-266087, 333-265197 and 333-260853) of NerdWallet, Inc. of our report dated June 28, 2022 relating to the financial statements of On the Barrelhead, Inc., which appears in this Current Report on Form 8-K/A.
/s/ Kurtz Fargo LLP

Boulder, Colorado
August 17, 2022